Aflac Incorporated 2019 Form 10-K
EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aflac Incorporated:

We consent to the incorporation by reference in the registration statement No. 333-219784, and 333-227244 on Form S-3; and No. 333-135327, 333-161269, 333-202781, 333-158969, 333-200570, 333-115105, and 333-219888 on Form S-8 of Aflac Incorporated of our reports dated February 21, 2020, with respect to the consolidated balance sheets of Aflac Incorporated as of December 31, 2019 and 2018, and the related consolidated statements of earnings, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedules II, III, and IV (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Aflac Incorporated.

/s/ KPMG LLP
Atlanta, Georgia
February 21, 2020